Exhibit 99.1

N E W S    R E L E A S E

Atmel Reports Third Quarter 2009 Financial Results
Microcontroller Revenues Grew 18% Sequentially
SAN JOSE, CA, November 5, 2009 . . . Atmel® Corporation (NASDAQ: ATML) today announced financial results for the third quarter ended September 30, 2009.
Revenues for the third quarter of 2009 were $317.7 million, a 12% increase compared to $284.5 million for the second quarter of 2009, and a 21% decrease compared to $400.0 million for the third quarter ended September 30, 2008.
Net loss, on a GAAP basis, for the third quarter of 2009 totaled $(17.5) million or $(0.04) per diluted share. This compares to a net loss of $(12.4) million or $(0.03) per diluted share for the second quarter of 2009 and a net loss of $(4.7) million or $(0.01) per diluted share for the year-ago quarter.
Non-GAAP net loss for the third quarter of 2009 totaled $(4.0) million or $(0.01) per diluted share compared to non-GAAP net loss of $(0.6) million or $(0.00) per diluted share for the second quarter of 2009, and non-GAAP net income of $42.6 million or $0.09 per diluted share for the year-ago quarter.
Gross profit, as a percent of revenue, was 31.1% for the third quarter of 2009. This compares to gross profit of 32.3% for the second quarter of 2009 and 39.5% for the year-ago quarter. Gross profit has been adversely impacted by a reduction in factory utilization at the Company’s two wafer fabrication facilities.
“We are pleased to have exceeded our revenue guidance this quarter with growth coming from all business segments and geographies,” said Steve Laub, Atmel’s President and Chief Executive Officer. “Sales of our microcontrollers grew 18% sequentially and we are excited by the production release of our maXTouch™ products, a leading family of capacitive touchscreen controllers, which are now being designed for use at top-tier OEMs.”
Loss from operations was $(14.7) million for the third quarter of 2009. This compares to a loss from operations of $(17.6) million for the second quarter of 2009 and $(11.3) million for the third quarter of 2008.

Atmel Corporation • 2325 Orchard Parkway • San Jose CA 95131 • Phone (408) 441-0311 • Fax (408) 487-2600

Stock-based compensation expense was $7.6 million for the third quarter of 2009, compared to $6.4 million for the second quarter of 2009 and $7.4 million for the year-ago quarter.
Income tax provision totaled $(0.4) million for the third quarter of 2009. This compares to an income tax benefit of $9.7 million for the second quarter of 2009 and a benefit of $4.1 million for the third quarter of 2008. The prior quarter income tax benefits were the result of R&D tax credits as well as the reversal of tax liabilities no longer needed as a result of settlement of certain foreign tax audits.
Cash provided from operations totaled $59.4 million for the third quarter of 2009, compared to $1.6 million for the second quarter of 2009 and $67.2 million for the third quarter of 2008. Combined cash balances (cash and cash equivalents plus short-term investments) totaled $446.2 million at the end of the third quarter of 2009, an increase of $26.8 million from the end of the prior quarter. During the quarter, the Company repaid $21.5 million of its revolving credit facility; in the previous quarter the company repaid $20.0 million of its revolving credit facility.
The Company’s effective average exchange rate in the third quarter of 2009 was approximately $1.41 to the euro, compared to $1.33 to the euro in the second quarter of 2009 and $1.54 to the euro in the year-ago period. A $0.01 increase in the dollar/euro exchange rate decreases operating income by approximately $0.3 million each quarter.
Third Quarter 2009 Operational Highlights
•	Revenues increased 12% sequentially, exceeding guidance of up 4% to 8%

•	Microcontroller revenues grew 18% sequentially

•	Cash flow from operations of $59 million returns to historical levels

•	Inventories decreased by $27 million; inventory days of 102 lowest level since September 2006
Recent Product Highlights
•	Production released Industry Leading Touchscreen Solutions with New Family of maXTouch™ Products

•	Introduced Newest Release of QTouch™ Library Adding Capacitive Touch Capabilities to all AVR and AVR32 Microcontrollers

•	Introduced New Family of AVR Microcontrollers For Industrial Motor Control

•	Launched Industry’s Safest Battery Management Solution for Automotive and Industrial Li-Ion Batteries

•	Released to Production MegaAVR picoPower with 128 KB of Flash for Ultra Low Power Applications

•	Received ZigBee Smart Energy Certification For BitCloud Software Stack

•	Introduced Next-generation, Feature-rich Active AM/FM Antenna ICs

Business Outlook
For the fourth quarter of 2009, the Company expects revenue will increase 3% to 7% on a sequential basis.
Non-GAAP Metrics
Non-GAAP net (loss) income excludes charges related to restructuring activities, acquisitions, grant repayments, asset impairment charges, gain on sale of assets, and stock-based compensation, as well as distributor bad debt recovery, unsolicited M&A expense and the income tax effect of these excluded items. A reconciliation of GAAP results to non-GAAP results is included following the financial statements below.
Conference Call
Atmel will hold a teleconference at 2:00 p.m. PT today to discuss the third quarter 2009 financial results. The conference call will be webcast live and can also be monitored by dialing 1-800-374-0405 or 1-706-634-5185. The conference ID number is 38575340 and participants are encouraged to initiate their calls at least 10 minutes in advance of the 2:00 p.m. PT start time to ensure a timely connection. The webcast can be accessed at http://www.atmel.com/ir/ and will be archived for 12 months.
A replay of the conference call will be available today at approximately 5:00 p.m. PT and will run for 48 hours. The replay access numbers are 1-800-642-1687 within the U.S. and 1-706-645-9291 for all other locations. The access code is 38575340.
About Atmel
Atmel is a worldwide leader in the design and manufacture of microcontrollers, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry’s broadest intellectual property (IP) technology portfolios, Atmel provides the electronics industry with complete system solutions focused on consumer, industrial, security, communications, computing and automotive markets.
Safe Harbor for Forward-Looking Statements
Information in this release regarding Atmel’s forecasts, business outlook, expectations and beliefs are forward-looking statements that involve risks and uncertainties. These statements include statements about our ability to capitalize on improving market dynamics and future operating and financial performance including fourth quarter 2009 revenues. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or Company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, the ability to realize the anticipated benefits of our recent strategic transactions, restructuring plans and other initiatives in a timely manner or at all, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, the market price of our common stock, compliance with U.S. and international laws and regulations by us and our distributors, unfavorable results of legal proceedings and other risks detailed from time to time in Atmel’s SEC reports and filings, including our Form 10-K for the year ended December 31, 2008, filed on March 2, 2009, and our subsequent Form 10-Q reports. Atmel assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

Investor Contact:	Media Contact:
Robert Pursel	Barrett Golden / Jaime Wert
Director of Investor Relations	Joele Frank, Wilkinson Brimmer Katcher
408-487-2677	212-355-4449
###

Atmel Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2009	2008
Current assets
Cash and cash equivalents	$408,115	$408,926
Short-term investments	38,062	31,707
Accounts receivable, net	181,933	184,698
Inventories	190,757	324,016
Current assets held for sale	111,755	—
Prepaids and other current assets	42,713	77,542

Total current assets	973,335	1,026,889
Fixed assets, net	163,877	383,107
Goodwill	55,843	51,010
Intangible assets, net	32,457	34,121
Non-current assets held for sale	201,353	—
Other assets	27,664	35,527

Total assets	$1,454,529	$1,530,654

Current liabilities
Current portion of long-term debt	$85,724	$131,132
Trade accounts payable	80,811	116,392
Accrued and other liabilities	133,724	207,017
Current liabilities held for sale	63,276	—
Deferred income on shipments to distributors	32,871	41,512

Total current liabilities	396,406	496,053
Long-term debt less current portion	10,808	13,909
Long-term liabilities held for sale	8,344	—
Other long-term liabilities	203,396	218,608

Total liabilities	618,954	728,570

Stockholders’ equity	835,575	802,084

Total liabilities and stockholders’ equity	$1,454,529	$1,530,654

Atmel Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2009	2009	2008	2009	2008
Net revenues	$317,730	$284,542	$400,008	$873,765	$1,232,153

Operating expenses
Cost of revenues	218,991	192,718	241,999	587,797	774,564
Research and development	51,460	52,186	63,856	156,203	198,451
Selling, general and administrative	56,974	50,882	63,898	162,774	196,033
Acquisition-related charges	3,604	3,642	6,690	12,745	17,110
Charges for grant repayments	264	249	291	1,278	464
Restructuring charges	1,180	2,470	26,625	6,002	63,209
Asset impairment charges	—	—	7,969	—	7,969
Gain on sale of assets	—	—	—	(164)	(29,948)

Total operating expenses	332,473	302,147	411,328	926,635	1,227,852

(Loss) income from operations	(14,743)	(17,605)	(11,320)	(52,870)	4,301

Interest and other (expense) income, net	(2,312)	(4,539)	2,530	(10,396)	(3,716)

(Loss) income before income taxes	(17,055)	(22,144)	(8,790)	(63,266)	585
(Provision for) benefit from income taxes	(395)	9,737	4,052	37,035	(3,442)

Net loss	$(17,450)	$(12,407)	$(4,738)	$(26,231)	$(2,857)

Basic net loss per share:
Net loss	$(0.04)	$(0.03)	$(0.01)	$(0.06)	$(0.01)

Weighted-average shares used in basic net loss per share calculations	452,322	450,891	447,013	450,970	445,826

Diluted net loss per share:
Net loss	$(0.04)	$(0.03)	$(0.01)	$(0.06)	$(0.01)

Weighted-average shares used in diluted net loss per share calculations	452,322	450,891	447,013	450,970	445,826

Atmel Corporation
Reconciliation of GAAP Net Loss to Non-GAAP Net (Loss) Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2009	2009	2008	2009	2008
GAAP net loss	$(17,450)	$(12,407)	$(4,738)	$(26,231)	$(2,857)

Special items:
Stock-based compensation expense	7,584	6,412	7,426	19,378	20,086
Acquisition-related charges	3,604	3,642	6,690	12,745	17,110
Charges for grant repayments	264	249	291	1,278	464
Restructuring charges	1,180	2,470	26,625	6,002	63,209
Asset impairment charges	—	—	7,969	—	7,969
Gain on sale of assets	—	—	—	(164)	(29,948)
Distributor bad debt recovery	—	(1,200)	—	(3,200)	—
Unsolicited M&A expense	950	—	—	5,884	—
Income tax effect of non-GAAP items	(90)	221	(1,653)	(191)	(2,811)

Total special items	13,492	11,794	47,348	41,732	76,079

Non-GAAP net (loss) income	$(3,958)	$(613)	$42,610	$15,501	$73,222

Diluted non-GAAP net (loss) income per share:
Net (loss) income	$(0.01)	$(0.00)	$0.09	$0.03	$0.16

Non-GAAP weighted-average shares used in diluted non- GAAP net (loss) income per share calculations	452,322	450,891	462,277	467,756	459,742

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2009	2009	2008	2009	2008
Reconciliation of GAAP to non-GAAP shares used in diluted net (loss) income per share calculations:
Diluted weighted-average shares used in per share calculations — GAAP	452,322	450,891	447,013	450,970	445,826
Adjusted dilutive stock awards for non-GAAP	—	—	15,264	16,786	13,916

Diluted weighted-average shares used in per share calculations — non-GAAP	452,322	450,891	462,277	467,756	459,742

Notes to Non-GAAP Financial Measures
To supplement its consolidated financial results presented in accordance with GAAP, Atmel uses non-GAAP financial measures, including non-GAAP net (loss) income and non-GAAP net (loss) income per diluted share, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as shown above and described below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Atmel’s operations that, when viewed in conjunction with Atmel’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Atmel’s business and operations.
Atmel uses each of these non-GAAP financial measures for internal purposes and believes that these non-GAAP measures provide meaningful supplemental information regarding operational and financial performance. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes.

Atmel believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors because the non-GAAP financial measures allow investors to see Atmel’s results “through the eyes” of management as these non-GAAP financial measures reflect Atmel’s internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Atmel’s operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Atmel’s operating results in a manner that is focused on the performance of its ongoing operations. In addition, these non-GAAP financial measures facilitate comparisons to Atmel’s historical operating results and to competitors’ operating results.
There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Atmel’s reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for or superior to the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in above.
As presented in the “Reconciliation of GAAP Net Loss to Non-GAAP Net (Loss) Income” tables above, each of the non-GAAP financial measures excludes one or more of the following items:
•	Stock-based compensation expense.
Stock-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Atmel’s control. As a result, management excludes this item from Atmel’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure Atmel’s core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
•	Acquisition-related charges.
Acquisition-related charges include: (1) in-process research and development, which relates to projects in process as of the acquisition date that have not reached technological feasibility and are immediately expensed, (2) amortization of intangibles, which include acquired intangibles such as customer relationships, backlog, core developed technology, trade name and non-compete agreement, and (3) contingent compensation expense, which include compensation resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Atmel’s performance after completion of acquisitions, because they are not related to Atmel’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Atmel against the performance of other companies without the variability caused by purchase accounting.
•	Charges for grant repayments.
Grant repayments primarily relate to contractual obligations to repay incentive amounts received from various government entities recorded in prior periods (including interest) as a result of restructuring activity. Atmel excludes these amounts from non-GAAP financial measures primarily because these costs are not incurred on an on-going basis, consistent with restructuring charges and other non-recurring types of charges included in the condensed consolidated statements of operations.

•	Restructuring charges.
Restructuring charges primarily relate to expenses necessary to make infrastructure-related changes to Atmel’s operating costs. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have not historically occurred in each year. Although Atmel has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.
•	Asset impairment charges
Atmel classifies assets as held for sale when certain criteria are met, including when the decision is made to sell the asset. The Company then records an impairment charge as the difference between the fair value, less any selling costs, and the carrying value. Management believes that it is appropriate to exclude these charges from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.
•	Gain on sale of assets.
Atmel recognizes gains resulting from the sale of certain non-strategic business assets that no longer align with Atmel’s long-term operating plan. Atmel excludes these items from its non-GAAP financial measures primarily because these gains are one-time in nature and generally not reflective of the ongoing operating performance of Atmel’s business and can distort the period-over-period comparison.
•	Distributor bad debt recovery.
Distributor bad debt recovery related to a reserve and subsequent partial collection for receivables from an Asian distributor whose business was extraordinarily impacted following their addition to the US government’s Entity List which prohibits the Company from shipping products to the distributor. Management believes that it is appropriate to exclude this recovery from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.
•	Unsolicited M&A expense.
The Company incurred certain expenses to advise the Company concerning the take-over bid from Microchip Technology, Inc. Management believes that it is appropriate to exclude these expenses from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations. In the third quarter, the Company incurred approximately $1.0 million of unsolicited M&A expense related to a class-action derivative lawsuit settlement.
•	Income tax effect of non-GAAP items.
Atmel adjusts for the income tax effect resulting from the non-GAAP adjustments as described above.